Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 16, 2016 relating to the consolidated financial statements of Global Water Resources, Inc. and subsidiaries appearing in the Prospectus, which is a part of Registration Statement No. 333-209025 on Form S-1 of Global Water Resources, Inc., and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

April 27, 2016